ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	Integrated Corporate Relations, Inc.
Brendon Frey/Chad Jacobs
(203) 682-8200
ROCKY BRANDS, INC. ANNOUNCES THIRD QUARTER FISCAL 2007 RESULTS
NELSONVILLE, Ohio, October 23, 2007 — Rocky Brands, Inc. (Nasdaq: RCKY) today announced financial results for its third quarter ended September 30, 2007.
For the third quarter of 2007, net sales increased 5.4% to $82.3 million versus net sales of $78.1 million in the third quarter of 2006. The Company reported net income of $1.1 million, or $0.21 per diluted share versus net income of $4.2 million or $0.76 per diluted share a year ago.
Mike Brooks, Chairman and Chief Executive Officer, commented, “While our third quarter sales were in-line with our projections our earnings were lower than we anticipated due to a combination of factors. During the quarter we experienced a 550 basis point decline in gross margin as a result of significant pricing pressure and an increase in product costs. In addition, we made the strategic decision to increase our retail operating expenses in order to capitalize on the near-term prospects created by the bankruptcy of a key competitor. We are committed to driving further top-line gains in both our wholesale and retail divisions while at the same time evaluating all our opportunities in an effort to return to more normalized margins beginning in 2008.”
Third Quarter Results
Net sales for the third quarter increased to $82.3 million compared to $78.1 million a year ago. The increase in sales was primarily driven by a 25.0% increase in retail revenues, combined with a slight increase in wholesale sales.
Gross profit in the third quarter of 2007 was $29.3 million, or 35.6% of sales, compared to $32.1 million or 41.1% of sales, for the same period last year. The decline was primarily due to pricing pressure and an increase in product costs.
Selling, general and administrative (SG&A) expenses were $25.1 million, or 30.5% of sales, for the third quarter of 2007 compared to $22.6 million, or 28.9% of sales, a year ago. The increase in SG&A was driven by additional selling and distribution expenses to support the future growth of the retail division.
Income from operations was $4.2 million, or 5.1% of net sales, for the period compared to $9.5 million, or 12.2% of net sales, in the prior year.
Funded Debt and Interest Expense
The Company’s funded debt at September 30, 2007 was $122.8 million versus $127.3 million at September 30, 2006. Interest expense was $2.9 million for the third quarter of 2007 versus $2.9 million for the same period last year.
Inventory
Inventory decreased $2.6 million, or 3.0%, to $85.1 million at September 30, 2007 compared with $87.7 million on the same date a year ago. The decrease in inventory is due to our focus on improved inventory management through the scheduling of receipts to more closely coincide with projected shipments and the reduction of discontinued products.

Outlook
The Company stated that based on actual third quarter results and better visibility into the fourth quarter, it now expects net sales for fiscal 2007 to be approximately $280 million compared to its previous guidance of approximately $277 million, and earnings per share of approximately $0.30 versus its previous guidance of approximately $1.16.
About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky Outdoor Gear®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Dickies®, Zumfoot® and Michelin®.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding margins in 2008 (paragraph 3) and expected 2007 revenues and earnings (paragraph 10). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2006 (filed March 15, 2007), the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 (filed May 9, 2007) and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 (filed July 31, 2007). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2007	December 31, 2006	September 30, 2006
	Unaudited		Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$2,707,273	$3,731,253	$2,327,977
Trade receivables-net	81,279,819	65,259,580	81,054,978
Other receivables	1,064,827	1,159,444	987,939
Inventories	85,081,978	77,948,976	87,710,315
Deferred income taxes	3,902,775	3,902,775	133,783
Income tax receivable	2,743,633	3,632,808	10,873
Prepaid expenses	1,494,045	1,581,303	2,320,048

Total current assets	178,274,350	157,216,139	174,545,913
FIXED ASSETS-net	25,233,363	24,349,674	24,245,710
DEFERRED PENSION ASSET	53,866	13,564	1,563,639
IDENTIFIED INTANGIBLES & GOODWILL	61,548,322	61,979,659	62,844,903
OTHER ASSETS	2,618,442	2,796,776	2,815,654

TOTAL ASSETS	$267,728,343	$246,355,812	$266,015,819

LIABILITIES AND SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$15,514,243	$10,162,291	$16,290,173
Current maturities-long term debt	318,024	7,288,474	7,282,374
Accrued expenses:
Taxes-other	571,718	552,782	255,598
Other	6,150,386	3,643,503	3,606,520

Total current liabilities	22,554,371	21,647,050	27,434,665
LONG TERM DEBT-less current maturities	122,438,442	103,203,107	120,040,154
DEFERRED INCOME TAXES	17,009,025	17,009,025	13,477,939
DEFERRED LIABILITIES	335,534	368,580	379,144

TOTAL LIABILITIES	162,337,372	142,227,762	161,331,902
SHAREHOLDERS’ EQUITY:
Common stock, no par value; 25,000,000 shares authorized; issued and outstanding September 30, 2007 - 5,488,293; December 31, 2006 - 5,417,198; September 30, 2006 - 5,405,098	53,897,100	53,238,841	52,723,651

Accumulated other comprehensive loss	(916,463)	(993,182)	—
Retained earnings	52,410,334	51,882,391	51,960,266

Total shareholders’ equity	105,390,971	104,128,050	104,683,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$267,728,343	$246,355,812	$266,015,819

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

NET SALES	$82,308,547	$78,114,725	$202,763,235	$192,937,394

COST OF GOODS SOLD	53,030,023	45,998,535	123,477,571	111,831,955

GROSS MARGIN	29,278,524	32,116,190	79,285,664	81,105,439

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	25,108,505	22,606,038	70,222,025	65,166,515

INCOME FROM OPERATIONS	4,170,019	9,510,152	9,063,639	15,938,924

OTHER INCOME AND (EXPENSES):
Interest expense	(2,943,139)	(2,883,656)	(8,786,060)	(8,295,285)
Other-net	131,365	73,056	95,364	131,518

Total other-net	(2,811,774)	(2,810,600)	(8,690,696)	(8,163,767)

INCOME BEFORE INCOME TAXES	1,358,245	6,699,552	372,943	7,775,157

INCOME TAX EXPENSE/(BENEFIT)	209,000	2,480,000	(155,000)	2,878,000

NET INCOME	$1,149,245	$4,219,552	$527,943	$4,897,157

NET INCOME PER SHARE
Basic	$0.21	$0.78	$0.10	$0.91
Diluted	$0.21	$0.76	$0.09	$0.88

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	5,484,923	5,400,647	5,472,233	5,386,254

Diluted	5,594,707	5,553,028	5,590,879	5,588,616